EXHIBIT (b)

                                     BYLAWS


                                    ARTICLE I
                NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

      Section 1.01 NAME: The name of the Corporation is Morgan Keegan Select Fund, Inc.

      Section 1.02 PRINCIPAL OFFICES: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine. Except as provided in
Section 2.10, the Board of Directors may keep the books of the Corporation at any office of the Corporation or at any other place within the United States as it may from time to time determine.

      Section 1.03 SEAL: The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of the incorporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II
                                  STOCKHOLDERS

      Section 2.01 ANNUAL MEETINGS: There shall be no stockholder's meetings for the election of directors and the transaction of other business except as required by law or as hereinafter provided.

      Section 2.02 SPECIAL MEETINGS: Special meetings of the stockholders may be called at any time by the chairman of the board, the president, any vice president, or a majority of the Board of Directors. Special meetings of the stockholders shall be called by the secretary upon the written request of the holders of shares entitled to vote not less than 25% of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to vote less than a majority of all the shares entitled to be voted at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months.

      Section 2.03 PLACE OF MEETINGS: All stockholders' meetings shall be held at the principal office of the Corporation, except that the Board of Directors may fix a different place of meeting, which shall be specified in each notice or waiver of notice of the meeting.


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      Section 2.04 NOTICE OF MEETINGS: The secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or as otherwise required by law, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

      Section 2.05 VOTING - IN GENERAL: At every stockholders' meeting each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

      At any meeting at which there is an election of directors, the chairman of the meeting may, and upon the request of the holders of 10% of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as an inspector.

      Section 2.06 STOCKHOLDERS ENTITLED TO VOTE: If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock of the appropriate series of shares ("Series") or class of shares ("Class") of the Corporation standing in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed by the Board of Directors for the determination of stockholders entitled to notice of or to vote at a meeting, the record date for the meeting of stockholders shall be (a) at the close of business (i) on the day ten days before the day on which notice of the meeting is mailed or (ii) on the day 30 days before the meeting, whichever is the closer date to the meeting; or, (b) if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

      Section 2.07 VOTING - PROXIES: A stockholder may vote the stock he owns of record by written proxy executed by the stockholder himself or by his duly authorized attorney in fact. No proxy shall be voted after eleven months from its date unless it provides for a longer period. Each proxy shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to an inspector of election or, if no inspector has been appointed, then to the


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secretary of the Corporation, or person acting as secretary of the meeting, before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. A proxy in the form of a telegram, datagram or telex shall not be valid; however, a mechanical or electronic facsimile of an otherwise valid proxy shall be valid.

      Section 2.08 QUORUM: Except as otherwise provided in the Articles of Incorporation, the presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one-third of all the votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.

      Section 2.09 ABSENCE OF QUORUM: In the absence of a quorum, the holders or proxies of a majority of the shares present at the meeting in person or by proxy and entitled to vote thereat, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as secretary of such meeting, may adjourn the meeting without determining the date of the new meeting or from time to time, without further notice, to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

      Section 2.10 STOCK LEDGER AND LIST OF STOCKHOLDERS: It shall be the duty of the secretary or assistant secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for at least the six months next preceding such request, and who own in the aggregate 5% or more of the outstanding capital stock of the Corporation, may, in person or by agent, upon written request, inspect and copy during usual business hours the Corporation's stock ledger at its principal office in Maryland; and may submit (if the Corporation at the time of the request does not maintain a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar. Notwithstanding the foregoing, whenever ten or more shareholders of record who have been such for at least six months preceding such request, and who own in the aggregate either shares having a net asset value of at least $25,000 or at least one percent of the outstanding shares, whichever is less, shall apply to the secretary in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a special meeting of shareholders to vote upon the removal of one or more directors, and including with the application a form of communication and request which they wish to transmit, the Corporation shall, within five business days after receipt


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of such application, either: (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Corporation; or (2) inform the applicants as to the approximate cost of mailing to them the proposed communication and form of request, and, upon the written request of the applicants, accompanied by a tender of the material to be mailed and of reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record; provided, however, that the Corporation may avail itself of any of the rights afforded to a common law trust pursuant to Section 16(c) of the 1940 Act.

      Section 2.11 ACTION WITHOUT MEETING: Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      Section 3.01 NUMBER AND TERM OF OFFICE: The Board of Directors shall consist of seven directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors; provided that the number of directors shall not be less than three nor more than twenty; and further provided that if there is no stock outstanding the number of directors may be less than three but not less than one, and if there is a stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. Each director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

      Section 3.02 QUALIFICATION OF DIRECTORS: After stock has been issued to more than one person, at least one of the members of the Board of Directors shall be a person who is not an "interested person" of the Corporation, as defined in the 1940 Act.

      Section 3.03 ELECTION OF DIRECTORS: The initial director of the Corporation shall be that person named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section 3.04 and 3.05 hereof, the directors shall be elected by the stockholders on a date fixed by the Board of Directors. A plurality of all the votes validly cast at a meeting at which a quorum is present in person or by proxy is sufficient to elect a director.

      Section 3.04 REMOVAL OF DIRECTORS: At any stockholders' meeting duly called, provided a quorum is present, any director may be removed (either with or without cause) by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, and at the same meeting a duly qualified person may be elected in his stead by a plurality of the votes validity cast.

      Section 3.05 VACANCIES AND NEWLY CREATED DIRECTORSHIPS: If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly


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created directorship may be filled only by a majority vote of the entire Board of Directors, provided that in either case immediately after filling such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days (unless the Securities and Exchange Commission shall by rule or order extend such period) for the purpose of electing directors to fill any existing vacancies in the Board of Directors.

      Section 3.06      GENERAL POWERS:

      (a) The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws.

      (b) All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

      Section 3.07 POWER TO ISSUE AND SELL STOCK: The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the Board of Directors shall deem advisable, subject to the provisions of Articles Sixth and Seventh of the Articles of Incorporation.

      Section 3.08  POWER TO DECLARE DIVIDENDS:

      (a) The Board of Directors, from time to time as it may deem advisable, may declare and pay dividends in stock, cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation.

      (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

          i) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

          ii) the Corporation's net income so determined for the current or preceding fiscal year.

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Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

      Section 3.09 ANNUAL AND REGULAR MEETINGS The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held at such time and place as the board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place, which need not be in the State of Maryland. Except as otherwise provided under the 1940 Act, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided for notice of special meetings, to each director not present at the meeting at which such change was made. Except as otherwise provided under the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

      Section 3.10 SPECIAL MEETINGS: Special meetings of the Board of Directors shall be held whenever called by the chairman of the board, the president (or, in the absence or disability of the president, by any vice president), the treasurer, or two or more directors, at the time and place (which need not be in the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

      Section 3.11 NOTICE: Except as otherwise provided, notice of any special meeting shall be given by the secretary to each director, by mailing to him, postage prepaid, addressed to him at his address as registered on the books of the Corporation or, if not so registered, at his last known address, a written or printed notification of such meeting at least three days before the meeting or by delivering such notice to him at least two days before the meeting, or by sending such notice to him at least 24 hours before the meeting, by prepaid telegram, addressed to him at his said registered address, if any, or if he has no such registered address, at his last known address.

      Section 3.12 WAIVER OF NOTICE: No notice of any meeting need be given to any director who attends such meeting in person or to any director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

      Section 3.13 QUORUM AND VOTING: At all meetings of the Board of Directors the presence of one-half or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two directors (unless the Corporation, at the time, has only one director). In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

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      Section 3.14 COMPENSATION: Each director may receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

      Section 3.15 ACTION WITHOUT A MEETING: Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consents thereto are signed by all members of the board and such written consents are filed with the records of the meetings of the board.

      Section 3.16 CHAIRMAN OF THE BOARD: The Board of Directors, at its first meeting and thereafter at its annual meeting, shall elect from among the directors a chairman of the board, who shall serve at the pleasure of the Board of Directors. If the Board of Directors does not elect a chairman at any annual meeting, it may do so at any subsequent regular or special meeting. The chairman of the board shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. If the office of chairman of the board shall become vacant for any reason, the Board of Directors may fill such vacancy at any regular or special meeting. The chairman of the board shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors. The chairman of the board shall not be considered an officer of the Corporation by reason of holding said position.

                                   ARTICLE IV
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

      Section 4.01 HOW CONSTITUTED: By resolution adopted by the Board of Directors, the board may designate an executive committee, consisting of not less than three nor more than five directors. The board may also designate additional committees consisting of at least two directors. Each member of a committee shall be a director and shall hold office at the pleasure of the board. The chairman of the board, if any, and the president shall be members of the executive committee.

      Section 4.02 POWERS OF THE EXECUTIVE COMMITTEE: Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the executive committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by the full Board of Directors, except the power to declare a dividend, to authorize the issuance of stock, to recommend to stockholders any matter requiring stockholders' approval, to amend the By-Laws, or to approve any merger or share exchange which does not require shareholder approval.

      Section 4.03 PROCEEDINGS, QUORUM AND MANNER OF ACTING: In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. In the absence of such rules, the proceedings, quorum and manner of acting of a committee shall be governed by the rules applicable to the full Board of Directors. In the absence of any member of any


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such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

      Section 4.04 OTHER COMMITTEES: The Board of Directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or another committee thereof.

                                    ARTICLE V
                                    OFFICERS

      Section 5.01 GENERAL: The officers of the Corporation shall be a president, a secretary and a treasurer, and may include one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.10 hereof.

      Section 5.02. ELECTION, TERM OF OFFICE AND QUALIFICATIONS: The officers of the Corporation (except those appointed pursuant to Section 5.10 hereof) shall be elected by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the board. Except as provided in Sections 5.03, 5.04 and 5.05 hereof, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. Any person may hold one or more offices of the Corporation except that the president may not hold the office of vice president, and provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer. No officer need be a director.

      Section 5.03. RESIGNATION: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 5.04. REMOVAL: Any officer may be removed from office whenever in the board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the Board of Directors given at a regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

      Section 5.05. VACANCIES AND NEWLY CREATED OFFICES: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or


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special meeting or, in the case of any office created pursuant to Section 5.10 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

      Section 5.06. PRESIDENT. The president shall be the chief executive officer of the Corporation and, in the absence of the chairman of the board, shall preside at all stockholders' meetings and at all meetings of the Board of Directors. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Subject to the provisions of Section 7.01 and except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      Section 5.07. VICE PRESIDENT. The Board of Directors may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the president. At the request or in the absence or disability of the president, the vice president or, if there are two or more vice presidents, then the senior of the vice presidents present and able to act may perform all of the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

      Section 5.08. TREASURER AND ASSISTANT TREASURERS: The treasurer shall be the principal financial and accounting officer of the Corporation. He shall deliver all funds and securities of the Corporation which may come into his hands to such bank or trust company as the Board of Directors shall employ as custodian. He shall prepare annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the Corporation's principal office within 120 days after the end of the fiscal year. The treasurer shall furnish such other reports regarding the business and condition of the Corporation as the Board of Directors may from time to time require and perform such duties additional to the foregoing as the Board of Directors may from time to time designate.

      Any assistant treasurer may perform such duties of the treasurer as the treasurer or the Board of Directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

      Section 5.09. SECRETARY AND ASSISTANT SECRETARIES: The secretary shall attend to the giving and serving of all notices of the Corporation and shall act as secretary at, and record all proceedings of, the meetings of the stockholders and directors in the books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. At every meeting of the stockholders, he shall receive and take charge of and/or canvass all proxies and/or ballots, and



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shall decide all questions affecting the qualification of voters, the validity of proxies and the acceptance or rejection of votes, except that the chairman may assign such duties to inspectors of election pursuant to Section 2.05 hereof. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

      Any assistant secretary may perform such duties of the secretary as the secretary or the Board of Directors may assign and, in the absence of the secretary, may perform all the duties of the secretary.

      Section 5.10. SUBORDINATE OFFICERS: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint and remove any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

      Section 5.11. REMUNERATION: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.01 hereof.

      Section 5.12 SURETY BONDS: The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                              CUSTODY OF SECURITIES

      Section 6.01. EMPLOYMENT OF CUSTODIAN: The Corporation shall at all times employ a bank or trust company organized under the laws of the U.S. or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws:

      (1) to hold the securities owned by the Corporation and deliver the same upon written order or oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Corporation and the custodian, if such procedures have been authorized in writing by the Corporation;

      (2) to receive and receipt for any moneys due to the Corporation and deposit the same in its own banking department or elsewhere as the Directors may direct; and



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      (3) to disburse such moneys upon orders or vouchers; and the Corporation may also employ such custodian as its agent;

      (4) to keep the books and accounts of the Corporation and furnish clerical and accounting services thereto; and

      (5) to compute, if authorized to do so by the Directors, the net asset value of any Series in accordance with the provisions of the Articles of Incorporation;

all upon such basis of compensation as may be agreed upon between the Directors and the custodian. If so directed by a vote of a majority of the outstanding shares of the Corporation entitled to vote, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

      The Directors may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Directors, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act.

      Section 6.02. USE OF CENTRAL SECURITIES HANDLING SYSTEM: Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Directors may direct the custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation.

                                  ARTICLES VII
                 EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

      Section 7.01. GENERAL: Subject to the provisions of Sections 5.07, 7.02 and 8.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

      Section 7.02. CHECKS, NOTES, DRAFTS, ETC.: So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or such nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Directors.

      Section 7.03. VOTING OF SECURITIES: Unless otherwise ordered by the Board of Directors, the president or any vice president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII
                                  CAPITAL STOCK

      Section 8.01. CERTIFICATES OF STOCK: Certificates of stock shall not be issued.

      Section 8.02.     TRANSFER OF CAPITAL STOCK:

      (a) Transfers of shares of any Series or Class of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) as prescribed by the Board of Directors.

      (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statues of the State of Maryland.

      Section 8.03. TRANSFER AGENTS AND REGISTRARS: The Board of Directors may, from time to time, appoint or remove transfer agents or registrars of shares of any Series or Class of the Corporation.

      Section 8.04. TRANSFER REGULATIONS: Except as provided in the Articles of Incorporation, the shares of any Series of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of any Series or Class of the Corporation.

      Section 8.05. FIXING OF RECORD DATE: The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than 90 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders of record will be taken, except as otherwise provided by law.

                                   ARTICLE IX
                             FISCAL YEAR, ACCOUNTANT

      Section 9.01. FISCAL YEAR. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 30th day of June in each year.

      Section 9.02.     ACCOUNTANT:

      (a) The Corporation shall employ an independent accountant or firm of independent accountants as its accountant to examine the account of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders.

      (b) A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the 1940 Act) of the Corporation shall select the accountant at any meeting held within 90 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting (if any) in that year. Such selection shall be submitted for ratification or rejection at the next succeeding stockholders' meeting, when and if such meeting is held. If such meeting shall reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

      (c) Any vacancy occurring between meetings, due to the death or resignation of the accountant, may be filled by a majority of the members of the Board of Directors who are not such interested persons.


                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE

      Section 10.01. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative

(the "Proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all reasonable expenses (including attorneys' fees) actually incurred, and judgments, fines, penalties and amounts paid in settlement in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's directors, officers, and investment adviser (as defined in the 1940 Act):

      (a) Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or reckless disregard of his duties under any contract or agreement with the Corporation ("disabling conduct").

      (b) The Corporation shall not indemnify any such person unless:

          (1) the court or other body before which the proceeding was brought
          (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

          (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the directors of the Corporation who are neither "interested persons" of the Corporation as defined in the 1940 Act, nor parties to the Proceeding, or (b) if a majority of a quorum of directors described above so directs, or if such quorum is not obtainable, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

      (c) Reasonable expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses unless it is ultimately determined that he or she is entitled to indemnification, if:

          (1) such person shall provide adequate security for his or her undertaking;

          (2) the Corporation shall be insured against losses arising by reason of such advance; or

          (3) a majority of a quorum of the directors of the Corporation who are neither "interested persons" of the Corporation as defined in the 1940 Act, nor parties to the proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

      Section 10.02. INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position.

      Section 10.03. NON-EXCLUSIVITY: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these By-Laws, any agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                   ARTICLE XI
                                   AMENDMENTS

      Section 11.01. GENERAL: Except as provided in Sections 11.02 and 11.03 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

      (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

      (b) the directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

      Section 11.02. BY STOCKHOLDERS ONLY:

      (a) No amendment of any section of these By-Laws shall be made except by the stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the stockholders.

      (b) From and after the issuance of any shares of the capital stock of the Corporation, no amendment of this Article XI shall be made except by the stockholders of the Corporation.

      Section 11.03. LIMITATION ON AMENDMENT: No amendment to Article X of these By-Laws shall narrow or eliminate any right to expenses, indemnification or insurance for any claim or proceeding arising out of conduct occurring prior to said amendment.

                                                                     EXHIBIT (d)



                               ADVISORY AGREEMENT
                                     between
                         MORGAN KEEGAN SELECT FUND, INC.
                                       and
                          MORGAN ASSET MANAGEMENT, INC.


        ADVISORY AGREEMENT made this ____ day of ______________, 1999 (the "Agreement"), by and between Morgan Keegan Select Fund, Inc., a Maryland corporation (hereinafter called the "Fund"), and Morgan Asset Management, Inc., a corporation organized under the laws of the State of Tennessee (hereinafter called the "Adviser").

        WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end management investment company, and offers for sale two distinct series of shares of common stock, which have been designated Morgan Keegan Intermediate Bond Fund and Morgan Keegan High Income Fund (each referred to herein as a "Portfolio"); and

        WHEREAS, the Fund desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of the Portfolios, and to have that investment adviser provide or perform for each Portfolio various research, statistical and investment services;

        NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

        1. EMPLOYMENT OF THE ADVISER. The Fund hereby employs the Adviser to invest and reinvest the assets of each Portfolio in the manner set forth in
Section 2 of this Agreement subject to the direction of the Board of Directors (the "Board") and the officers of the Fund, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

        2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY, THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

               A.     INVESTMENT ADVISORY SERVICES.

                       (i) The Adviser shall direct the investments of each Portfolio, subject to and in accordance with the each Portfolio's investment objective, policies and limitations as provided in its Prospectus and Statement of Additional Information (the "Prospectus") and other governing instruments, as amended from time to time, and any other directions and policies which the Board may issue to the Adviser from time to time.

                       (ii) The Adviser is authorized, in its discretion and without prior consultation with the Fund, to purchase and sell securities and other investments for each Portfolio.

               B.     CORPORATE MANAGEMENT SERVICES.

                       (i) The Adviser shall furnish for the use of the Fund, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund.

                       (ii) The Adviser shall pay the salaries of all personnel of the Fund or the Adviser performing services relating to research, statistical and investment activities.

               C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF REGISTRATION STATEMENT, AMENDMENTS AND OTHER MATERIALS. The Adviser will make available and provide such information as the Fund or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

               D. CODE OF ETHICS. The Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and
Section 204A of the Investment Advisers Act of 1940 and will provide the Fund and its administrator with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Board that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund or its administrator, the Adviser shall permit the Fund or its administrator to examine the reports required to be made to the Adviser by Rule 17j-l(c)(l).

               E. DISQUALIFICATION. The Adviser shall immediately notify the Board of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

               F. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Board and officers of the Fund for consultation and discussion regarding the management of each Portfolio and its investment activities.

        3.     EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE.

               A. The Adviser, subject to the control and direction of the Board, shall have authority and discretion to select brokers and dealers to execute transactions for each Portfolio, and for the selection of the markets on or in which the transactions will be executed.

               B. In acting pursuant to Section 3A, the Adviser will place orders through such brokers or dealers in conformity with the policies with respect to transactions for each Portfolio set forth in the Fund's registration statement.

               C. It is understood that neither the Fund nor the Adviser will adopt a formula for allocation of a Portfolio's brokerage.

               D. It is understood that the Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Portfolio and for other clients in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

               E. It is understood that the Adviser may, in its discretion, use brokers who provide a Portfolio with research, analysis, advice and similar services to execute transactions on behalf of the Portfolio, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to such Portfolio and its other clients and that the total commissions paid by such Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term.

               F. It is understood that the Adviser may use brokers who (i) are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

               G. The Adviser shall provide such reports as the Board may reasonably request with respect to each Portfolio's total brokerage and transaction activities and the manner in which that business was allocated.

               4. EXPENSES OF THE FUND. During the term of this Agreement, each Portfolio will bear all expenses, not specifically assumed by Morgan Keegan, incurred in its operations and the offering of its shares. Expenses borne by the Portfolios will include but not be limited to the following (or each Portfolio's proportionate share of the following): legal and audit expenses, organizational expenses; interest; taxes; governmental fees; fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by each Portfolio and any losses incurred in connection therewith; fees of custodians, transfer agents, registrars or other agents; distribution fee; expenses of preparing share certificates; expenses relating to the redemption or repurchase of shares; expenses of registering and qualifying shares for sale under applicable federal and state law and maintaining such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices and dividends to shareholders; cost of stationery; costs of stockholders and other meetings of the Fund; compensation and expenses of the independent directors of the Fund; and the Fund's pro rata portion of premiums of any fidelity bond and other insurance covering the Fund and its officers and directors.

        5. COMPENSATION OF THE ADVISER. For the services and facilities to be furnished and expenses assumed hereunder, the Adviser shall receive from each Portfolio an advisory fee at the annual rate listed along with that Portfolio's name in Schedule A attached hereto. This advisory fee shall be payable monthly as soon as practicable after the last day of each month based on the average of the daily values placed on the net assets of each respective Portfolio as determined at the close of business on each day throughout the month. The assets of each Portfolio will be valued separately as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the month or, if the Fund lawfully determines the value of the net assets of any Portfolio as of some other time on each business day, as of such time with respect to that Portfolio. The first payment of such fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement. In the event that the Adviser's right to such fee commences on a date other than the last day of the month, the fee for such month shall be based on the average daily assets of the Portfolio in that period from the date of commencement to the last day of the month. If the Fund determines the value of the net assets of any Portfolio more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of net assets shall be determined pursuant to the applicable provisions of the Fund's Articles of Incorporation, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of any Portfolio of the Fund is suspended for any particular business day, then the value of the net assets of that Portfolio on that day shall be deemed to be the value of its net assets as determined on the preceding business day. If the determination of the net asset value of any Portfolio has been suspended for more than one month, the Adviser's compensation payable at the end of that month shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such month).

        6.     ACTIVITIES AND AFFILIATES OF THE ADVISER.

               A. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.

               B. The Fund acknowledges that the Adviser or one or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 3, the Fund agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Portfolios, provided that the Adviser acts in good faith. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio may have an interest. The Adviser shall have no obligation to recommend for the Portfolio a position in any investment which an Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Portfolios or otherwise.

               C. Subject to and in accordance with the Articles of Incorporation and By-Laws of the Fund as currently in effect and the 1940 Act and the rules thereunder, it is understood that Directors, officers and agents of the Fund and shareholders of the Fund are or may be interested in the Adviser or its "affiliated persons," or that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Fund; and that the effect of any such interests shall be governed by said Articles of Incorporation, By-Laws and the 1940 Act and the rules thereunder.

        7.     LIABILITIES OF THE ADVISER.

               A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund or its Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Fund.

               B. No provision of this Agreement shall be construed to protect any Director or officer of the Fund, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

        8. EFFECTIVE DATE; TERM. This Agreement shall continue in effect for one year and from year to year thereafter only so long as specifically approved annually by (i) vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for that purpose, and (ii) by the Board or with respect to any given Portfolio by a vote of a majority of the outstanding voting securities of such Portfolio.

        9. ASSIGNMENT. No "assignment" of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Fund in writing in advance of any proposed change of "control" to enable the Fund to take the steps necessary to enter into a new advisory agreement, if necessary.

        10. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Fund, which amendment is subject to the approval of the Board and, where required by the 1940 Act, the shareholders of the affected Portfolio in the manner required by the 1940 Act and the rules thereunder.

        11.    TERMINATION.  This Agreement:

               A. may at any time be terminated without payment of any penalty by the Fund with respect to any Portfolio (by vote of the Board or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser;

               B. shall immediately terminate in the event of its "assign-ment"; and

               C. may be terminated with respect to any Portfolio by the Adviser on sixty (60) days' written notice to the Fund.

        12. NAME. In the event this Agreement is terminated by either party or upon written notice from the Adviser at anytime, the Fund hereby agrees that it will eliminate from its corporate name any reference to the name "Morgan Keegan". The Fund shall have the exclusive use of the name "Morgan Keegan" in whole or in part so long as this Agreement is effective or until such notice is given

        13. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

        14. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

        15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        16. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States, this Agreement shall be administered, construed and enforced according to the laws of the State of Maryland.

        IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.


                                    MORGAN KEEGAN SELECT FUND, INC.


        (SEAL)               By:-----------------------------------------------
                             Name:
                             Title:


                                    MORGAN ASSET MANAGEMENT, INC.


        (SEAL)               By:-----------------------------------------------
                             Name:
                             Title:

                                   SCHEDULE A

                         MORGAN KEEGAN SERIES FUND, INC.

                                  FEE SCHEDULE


                   Portfolio                                       % of average
                   ---------
                                                               daily net assets

Morgan Keegan Intermediate Bond Fund                                  0.40%
Morgan Keegan High Income Fund                                        0.75%